Exhibit 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is made as of December 28, 2007, by Tully’s Coffee Corporation, a Washington corporation (“Tully’s”) and Tully’s Coffee Asia Pacific, Inc., a Nevada Corporation (“TCAP”) (collectively and severally the “Grantor”) in favor of UCC Ueshima Co. Ltd., a Japanese corporation (“UCC”).

RECITALS

A. Tully’s and UCC have entered into that certain Settlement Agreement as of this same date (the “Settlement”).

B. In accordance with the Settlement, Tully’s has executed a certain Guaranty, as of this same date (the “Guaranty”), and TCAP has executed a certain Promissory Note, as of this same date (the “Note”), which provides for TCAP to pay UCC a principal sum of $6 million U.S. dollars on the terms and conditions more particularly described in that Note.

C. It is a condition precedent to the Settlement and the Note that Tully’s shall have executed and delivered this Security Agreement.

ACCORDINGLY, in consideration of the above premises and to induce UCC to enter into the Settlement and the Note, Tully’s hereby agrees with UCC as follows:

AGREEMENT

1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein which are defined in the Settlement and Note shall have the meanings specified therein. All terms defined in this Security Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

(a) “Collateral” means:

(i) The Trademarks (provided that Trademark Collateral will not include “intent to use” trademark applications unless and until Tully’s has used such trademarks and has filed a statement of use or amendment to allege use with respect to such application), and all rights in any trademarks or registrations in the United States Patent and Trademark Office to the extent the same are necessary to perfect or enforce UCC’s rights in the Trademarks; all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, unfair competition, dilution, or for injury to the goodwill associated with any of the Trademarks; and all rights corresponding thereto;

(ii) All license agreements with any other party, including TCAP, in connection with any Trademarks and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter owned by Tully’s or its licensees, covered by such license agreements;

(iii) The goodwill of Grantor’s business connected with and symbolized by the Trademarks;

(iv) The royalties payable to Tully’s under that certain Tully’s Coffee Exclusive License Agreement between Tully’s and TCAP, dated as of October 12, 2007, pursuant to which TCAP is obligated to remit to Tully’s one percent (1%) of the aggregate net revenues, of the Tully’s Stores in the Territories together with all other sales of products or services made in connection with the Tully’s Business Names and Trademarks, for net revenues and sales after March 31, 2008 (all as such terms are defined in that License Agreement) (the “TCAP Royalties”);

(v) All assets of TCAP, whether tangible or intangible, presently owned and hereafter acquired personal or real property, including all accounts, chattel paper, inventory, equipment, instruments, investment property, documents, deposit accounts, letter-of-credit rights, and general intangibles (the “TCAP Assets”);

(vi) All common stock of TCAP (the “TCAP Shares”); and

(vii) The proceeds and products of the foregoing and all insurance payments pertaining to the foregoing and proceeds thereof.

(b) “Obligations” means each and every debt, liability and obligation of every type and description arising under or in connection with any Settlement and Note (as defined therein) which Grantor may now or at any time hereafter owe to UCC, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several.

(c) “TCAP Assets” has the meaning described in paragraph (a)(v) above.

(d) “TCAP Royalties” has the meaning described in paragraph (a)(iv) above.

(e) “TCAP Shares” has the meaning described in paragraph (a)(vi) above.

(f) “Territory” means the Territory, as such term is defined the Settlement.

(g) “Trademarks” means all trademarks, service marks, collective membership marks, trade names, trade styles and related registrations listed on Exhibit A solely to the extent the same are used in the Territory and any which are used by or under authority of Tully’s in any country in the Territory, and all applications and renewals for any of them and the respective goodwill associated with each and the business symbolized thereby.

(h) The words “hereof,” “herein” and “hereunder” and words of like import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement and section references are to sections in this Security Agreement unless otherwise specified.

2. Security Interest in Collateral. To secure the prompt and complete payment, observance and performance when due (whether at the stated maturity, by acceleration or otherwise) of all the Obligations, Grantor hereby irrevocably assigns and pledges to UCC, and hereby grants to UCC, a security interest with power of sale to the extent permitted by law (the “Security Interest”), in and to the Collateral, and all of Grantor’s right, title and interest therein, whether now-owned or existing or hereafter arising or acquired and wheresoever located.

3. Restrictions on Future Agreements. Grantor agrees that until all the Obligations shall have been satisfied in full it will not, without UCC’s prior written consent, abandon any Trademark, or enter into any agreement, including, without limitation, any license agreement (other than as necessary to maintain or protect any Trademark), which is inconsistent with the obligations of Grantors or UCC’s rights under this Security Agreement or would require UCC to pay any fees or otherwise incur any expenses of any kind upon foreclosure or upon termination of such agreement, and Grantor further agrees that it will not take any action, or permit any action to be taken by any other persons to the extent that such persons are subject to its control, including licensees, or fail to take any action, which would affect the validity, priority, perfection or enforcement of the rights transferred to UCC under this Security Agreement, and any such agreement or action if it shall take place shall be null and void and of no effect whatsoever. Any licenses shall also include terms and conditions requiring the licensee to maintain the quality of all merchandise and services using the Trademarks at a level substantially consistent with or better than the quality of merchandise and services of Grantor as of the date hereof, as well as acknowledgement by the licensee that all goodwill associated with the licensee’s use of the Trademarks shall, subject to UCC’s interest, be the property of Grantor, and warranties and other terms standard to trademark licenses necessary to protect Grantor’s and UCC’s rights in the Trademarks. In the event Grantor fails to comply with the terms of this Section 3, the warranties in Section 5 or the duties set forth in Section 9, UCC shall, in addition to any other remedies available, have the right to seek injunctive relief pursuant to this Security Agreement and Section 6 of the Settlement.

4. New Trademarks. Grantor represents and warrants that the Trademarks and Licenses listed on Exhibit A constitute all of the significant trademarks, applications, trade names, service marks, service mark registrations and trademark registrations now owned and material license agreements entered into by Grantor in or relating to the Territory. If, before the Obligations shall have been satisfied in full Grantor shall, after the date hereof, (a) obtain rights to any new trademarks, trademark registrations, trademark applications, service marks, service mark registrations, or trade names in the Territory; (b) become entitled to the benefit of any trademarks, trademark registrations, trademark applications, trade names, service marks, service mark registrations, trademark licenses or trademark license renewals in the Territory; or (c) enter into any new trademark license agreements in the Territory, the provisions of Section 2 above shall automatically apply thereto, and Grantor shall give to UCC prompt written notice thereof of all new trademark registrations and applications. Grantor hereby authorizes UCC to modify this Security Agreement by amending Exhibit A to include any future trademarks, trademark applications, trade names, service marks, service mark registrations, trademark registrations or license agreements that are the Trademarks or the Licenses, under Section 2 above or under this Section 4.

5. Additional Representations and Warranties. Grantor hereby represents, warrants, covenants and agrees that, except as otherwise provided in this Security Agreement:

(a) Subject to the rights of TCAP and Tully’s under the Settlement, TCAP or Tully’s is and shall continue to be the sole and exclusive owner of all right, title and interest in the Collateral until the Obligations are fully satisfied and paid in full or UCC has foreclosed its interest in the Collateral under this Security Agreement;

(b) Except for UCC’s security interest reflected herein and in the Settlement and except for (i) Benaroya Capital’s subordinated rights in the Collateral under the Subordination Agreement attached hereto as Exhibit B and (ii) UCC’s continuing Asia Rights Security Interest (the “Asia Rights Security Interest”), which Tully’s and TCAP hereby acknowledge and agree is unmodified and in full force and effect, as such security interest is described in that certain Tully’s Coffee Exclusive License Agreement (the “Original License Agreement”), dated as of April 11, 2001, as amended hereunder, the Collateral is and will continue to be free and clear of any and all liens, mortgages, security interests, or other encumbrances or imperfections of title, and restrictions on transfer;

(c) It has the full right and power to grant the security interest in the Collateral made hereby and the exclusive, unrestricted right to sue for past, present, and future infringement of the Trademarks;

(d) Except for UCC’s security interest reflected herein and except for (i) Benaroya Capital’s limited rights in the Collateral under the Subordination Agreement attached hereto as Exhibit B and (ii) UCC’s continuing Asia Rights Security Interest, which Tully’s and TCAP hereby acknowledge and agree is in full force and effect, it has made no previous assignment, transfer or agreements in conflict herewith or constituting a present or future assignment, transfer, or encumbrance on any of the Collateral and will not enter into any agreement that would could prevent, delay, or interfere with the exercise of UCC’s rights under this Security Agreement;

(e) It will not execute, and there will not be on file in any public office, any effective financing statement or other document or instrument covering the Collateral except as approved in writing by UCC;

(f) All information furnished to UCC concerning the Collateral and proceeds thereof is, or will be at the time the same is furnished, accurate and correct in all material respects;

(g) No infringement or unauthorized use presently is being made of any of the Trademarks or which has or may reasonably be expected to impair, alone or in the aggregate, UCC’s rights in the Collateral and there are no actions, suits, claims, or proceedings threatened, pending, or in progress relating in any way to the Collateral;

(h) It has not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or result in the abandonment of any of the Trademarks or hinder their enforcement by UCC or enforcement of UCC’s other rights hereunder;

(i) It will at its own expense, and using its best efforts, protect and defend the Trademarks and other Collateral against all claims or demands of all persons other than UCC;

(k) It will at its own expense maintain or cause to be maintained the Trademarks including, but not limited to, by filing all applications to register and all affidavits and renewals possible with respect to issued registrations;

(l) It will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Trademark or Collateral, nor fail to file any required affidavit in support thereof;

(m) It will not challenge or assist any other party in challenging or seeking to invalidate UCC’s rights under this Security Agreement, including at any time to invalidate this Security Agreement or UCC’s rights in the Collateral on the grounds that it constitutes an assignment-in-gross;

(n) It will not sell, assign or otherwise transfer any of its right, title or interest in any of the Collateral except as permitted by UCC in the Settlement Agreement or another writing and provided that to the extent it sells, assigns or otherwise transfers any of its right, title or interest in any of the Collateral to any other party, such party shall have (i) entered into a security agreement substantially similar in form and substance to this agreement (ii) taken all other actions necessary or desirable to perfect such security interest, including, without limitation, all filings and registrations with relevant trademark authorities and any filings under the Uniform Commercial Code or equivalent in effect in each relevant jurisdiction;

(o) The TCAP Shares are uncertificated (or Tully’s has delivered to UCC any certificates related thereto) and shall not be diluted in any respect and there are no other equitable or beneficial ownership interests in TCAP, whether through equities, warrants, options or otherwise;

(p) The obligations secured by the Asia Rights Security Interest are hereby amended to include the Obligations and any failure to fulfill such Obligations hereunder is a breach under the Original License Agreement.

Notwithstanding the foregoing representations and warranties, the parties expressly acknowledge and agree that TCAP contemplates assigning to a general partnership to be formed by TCAP and an entity that is majority controlled by Kouta Matsuda, TCAP’s rights and obligations under that certain Tully’s Coffee Exclusive License Agreement between Tully’s and TCAP, dated as of October 12, 2007, and TCAP is authorized to do so, so long as the assignee agrees in writing that the assignee shall abide by the terms of this Agreement, as if it were TCAP, and so long as TCAP remains obligated hereunder.

6.	Royalties; Term.

(a) Grantor hereby agrees that any rights granted hereunder to UCC with respect to all the Collateral as described above shall be worldwide (except to the extent expressly limited to the Territory) and without any liability for royalties or other related charges from UCC to Grantor.

(b) The term of the security interest granted herein shall extend until payment in full of the Obligations and, in the case of the Trademarks, the earlier of (i) such payment and (ii) the expiration or abandonment of each of the Trademarks subject to this Security Agreement.

7. UCC’s Right to Inspect. UCC shall have the right, from time to time, to examine Grantor’s books, records and operations related to the Collateral, including, without limitation, Grantor’s merchandise quality control processes relating to the Collateral upon reasonable notice and at such reasonable times and as often as may be reasonably requested. Grantor agrees (i) not to sell or assign its interest in, or grant any license under, the Collateral without the prior written consent of UCC; and (ii) to maintain the quality of any and all merchandise in connection with which the Trademarks are used, substantially consistent with or better than the quality of said merchandise as of the date hereof.

8. Termination of Security Interest. This Security Agreement is made for collateral purposes only. Upon payment of in full of the Obligations UCC will, at Grantor’s sole cost and expense, execute and deliver to Grantor all termination statements, releases or other instruments as may be necessary or proper to re-vest in Tully’s and TCAP, as the case may be, (without recourse to or warranty by UCC) full title to the Collateral granted hereby, subject to any disposition thereof which may have been made by UCC pursuant hereto.

9. Duties of Grantor. Grantor shall have the duty (a) to prosecute diligently any trademark application that is part of the Trademarks pending as of the date hereof or thereafter until the Obligations shall have been paid in full, (b) to make applications on trademarks, as appropriate, (c) to preserve and maintain all rights in the Trademarks and other Collateral; and (d) to monitor and enforce compliance with the terms of this Agreement. Any expenses incurred in connection with such applications shall be borne by Grantor. Grantor agrees to retain an experienced trademark attorney for the filing and prosecution of all such applications and other proceedings. Grantor shall not abandon any right to file a trademark application in any country in the Territory (or in the United States if UCC’s rights depend on filings in the

United States), without the prior written consent of UCC, which consent shall not be unreasonably withheld or delayed. If Grantor fails to comply with any of the foregoing duties, UCC shall, in addition to any other remedies available hereunder or at law or equity, have the right (but shall not be obligated) to do so in TCAP’s name to the extent permitted by law, but at Grantor’s expense, and Grantor hereby agrees to reimburse UCC in full for all reasonable expenses, including the reasonable fees and disbursements of counsel incurred by UCC in protecting, defending and maintaining the Collateral. In the event that Grantor shall fail to pay when due any fees required to be paid by it hereunder, or shall fail to discharge any lien prohibited hereby, or shall fail to comply with any other duty hereunder, UCC may, but shall not be required to, pay, satisfy, discharge or bond the same for the account of the Grantor, and all monies so paid out shall be Obligations of Grantor repayable on demand, together with interest at the rate set forth in the Note. Notwithstanding the foregoing, Grantor shall be expressly excused from liability for failure to fulfill its obligations under this Section 9, to the extent UCC’s actions or non-use on or before June 26, 2006, are found to be the sole cause for such liability.

10. UCC’s Right to Sue. From and after the occurrence and during continuance of an event of default, UCC shall have the right, but shall in no way be obligated, to bring suit in its own name for its own benefit to enforce the Trademarks, and if UCC shall commence any such suit, Tully’s shall, at the request of UCC, do any and all lawful acts and execute any and all proper documents required by UCC in aid of such enforcement. Tully’s shall, upon demand, promptly reimburse UCC for all costs and expenses incurred by UCC, together with interest as provided in Section 9. Nothing in the Settlement or any of its Exhibits shall be interpreted or construed to limit UCC’s ability to enforce or protect the rights granted hereunder, including where necessary to institute legal action to enjoin or seek damages for activities originating outside the Territory that may have the effect of damaging or otherwise impairing UCC’s rights in the Collateral.

11. Waivers. No course of dealing among Grantor and UCC, and no failure to exercise, nor any delay in exercising, on the part of UCC, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or there under preclude any other or further exercise thereof the exercise of any other right, power or privilege.

12. Cumulative Remedies; Power of Attorney; Effect On Other Agreements. All of UCC’s rights and remedies with respect to the Collateral, whether established hereby, by the Note, the Guaranty, the Settlement, by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Upon the occurrence and during the continuance of an event of default and the giving by UCC of written notice to Tully’s of UCC’s intention to enforce its right and claims against Grantor, Grantor hereby authorizes UCC to make, constitute and appoint any officer or agent of UCC as UCC may select, in its sole discretion, as Grantor’s lawful attorney-in-fact, with power (but not the obligation) to (i) endorse Grantor’s name on all applications, documents, papers and instruments necessary or desirable for UCC in the use of the Collateral, or (ii) take any other actions with respect to the Collateral as UCC deems in the best interest of UCC or (iii) grant or issue any exclusive or non-exclusive license under the Collateral to anyone, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to anyone free and clear of any encumbrance upon title thereof (other than any encumbrance created hereby). Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Obligations have been paid in full. Grantor acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of UCC but rather is intended to facilitate the exercise of such rights and remedies. UCC shall have, in addition to all other rights and remedies given it by the terms of this Security Agreement, all rights and remedies granted to UCC under its other agreements with Grantor and those otherwise allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral may be located. Recourse to security will not be required at any time.

13. Binding Effect; Benefits. This Security Agreement shall be binding upon Grantor and its successors and assigns, and shall inure to the benefit of UCC. Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Grantor.

14. Amendments, Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by Grantor here from shall in any event be effective unless the same shall be in writing and signed by the party to be charged therewith, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15. Notices. All notices and other communications provided for hereunder shall be given in the manner set forth in the Settlement (with notice to Tully’s being deemed notice to TCAP).

16. Severability. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and if any provision hereof shall be found to invalidate the rights of UCC under the Original License Agreement, then such provision shall be ineffective only to the extent needed to avoid invalidation of such rights, without invalidating the remainder of such provisions or the remaining provisions of this Security Agreement.

17. Governing Law. The validity, construction, and interpretation of this Security Agreement shall be governed by the laws of the State of Washington applicable to contracts made and to be performed wholly within that state.

18. Venue and Consent to Jurisdiction. Venue and jurisdiction of any litigation arising out of this Security Agreement shall lie exclusively in the United States District Court for the Western District of Washington located in Seattle, Washington. The parties hereto hereby submit to the jurisdiction of such court, and the rights granted under this paragraph may be specifically enforced by either party to this Security Agreement and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Security Agreement or the Note or any of the other documents referenced herein from which no appeal has been taken or is available. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE FIRST PAGE HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

19. Waiver of Jury Trial. The parties agree that in the event of any litigation arising out of this Security Agreement, the matters are not suitable for determination by a jury. All parties hereby waive their right to a jury trial on any matter litigated pursuant to this Security Agreement, and the waiver set forth herein may be specifically enforced by all other parties to this Security Agreement.

20. Waiver of Notice, Hearing and Bond. GRANTOR WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY UCC OF ITS RIGHTS, FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF UCC IN CONNECTION WITH THE JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF UCC TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER PRELIMINARY OR PERMANENT INJUNCTION, THIS SECURITY AGREEMENT.

21. Rules of Construction. All parties have been actively represented by counsel throughout the negotiations leading to the execution and delivery of this Security Agreement. Consequently, the usual rules of construction of documents against the interest of the party drafting the same are hereby waived, and the parties stipulate that this Security Agreement and the documents contemplated thereby be construed in accordance with the intent of the parties as expressed herein or therein.

22. Governing Provisions. To the extent any provisions of this Security Agreement are inconsistent with any provisions in the Settlement, Note, or Guaranty, the provisions of this Security Agreement shall govern.

23. Headings. Section headings are not to be considered part of this Security Agreement and are included solely for convenience and reference and are not intended to be full or accurate descriptions of the content thereof.

24. Number, Gender and Persons: In this Security Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

25. Acknowledgment Regarding Licensing and Distributions. Pursuant to Section 5 of the Settlement Agreement, UCC acknowledges and agrees that, notwithstanding any provision of this Security Agreement to the contrary, (i) Grantors contemplate that Grantors will sublicense, franchise and grant distribution rights in the Trademarks and related rights in the Territory before the Obligations are paid in full, and that (ii) so long as UCC receives two thirds (2/3rd) of any distributions in any form that are otherwise to be paid to TCAP, whether in cash or otherwise, on the same day that the remaining one third (1/3) is distributed to TCAP or TCAP’s designee, and so long as all sublicensees, franchisees and distributors are notified of UCC’s security interest in the Trademarks prior to entering into any such relationship, then UCC consents to such sublicenses, franchises and distribution rights in advance. UCC further agrees that that (i) TCAP may distribute to Tully’s or any other party that remaining one third (1/3) of any distribution from TC-P and (ii) any such distribution made before TCAP or Tully’s default under the Settlement Agreement or any Exhibit thereto shall not be part of the Collateral and shall belong exclusively to Tully’s or any other party to whom it has been distributed, and (iii) UCC hereby release any and all of its rights with respect to such pre-default distributions. Tully’s acknowledges and agrees that, any proceeds not paid to Tully’s prior to such a default shall be subject to Grantor’s rights to such proceeds under the Settlement Agreement and any Exhibit thereto.

IN WITNESS WHEREOF, Tully’s and TCAP have each caused this Security Agreement to be executed and delivered by a duly authorized representative as of the day first above written.

TULLY’S COFFEE ASIA PACIFIC, INC.		TULLY’S COFFEE CORPORATION

By:		By:
	Title:		Title:

(CONTINUED NEXT PAGE)

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this day personally appeared before me                     , to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he/she signed the same as his/her free and voluntary act for the uses and purposes therein mentioned.

GIVEN UNDER MY HAND AND OFFICIAL SEAL this              day of                     , 2007.

(Signature)

(Please print name legibly)

NOTARY PUBLIC in and for the State of Washington

My commission expires:                     .

*        *        *

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this day personally appeared before me                     , to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he/she signed the same as his/her free and voluntary act for the uses and purposes therein mentioned.

GIVEN UNDER MY HAND AND OFFICIAL SEAL this              day of                     , 2007.

(Signature)

(Please print name legibly)

NOTARY PUBLIC in and for the State of Washington

My commission expires:                     .

EXHIBIT A

Trademarks

[Tully’s to insert full list of Trademarks (including domain names) here, subject to UCC’s approval]

EXHIBIT B

Subordination Agreement

[to be inserted]